EXHIBIT 99.1

HMS ACQUIRES VITREOSHEALTH

Pioneer in Advanced Analytics for Predictive and Prescriptive Health Insights to
Enhance Company’s Award-Winning Population Health Management Solution Suite

IRVING, Texas - Sept. 16, 2019 - HMS Holdings Corp. (Nasdaq: HMSY) today announced it has acquired VitreosHealth, a privately held company based in Plano, Texas, that offers predictive and prescriptive health insights for population risk models. Prior to the acquisition, VitreosHealth served as a key strategic partner for HMS, and most notably, as the predictive analytics engine for HMS’ Elli, a risk intelligence solution that is part of the company’s integrated Population Health Management (PHM) portfolio.
Elli provides both prospective and retrospective analyses to help identify high and emerging risk as early as the point of member enrollment. Seamlessly integrating with existing population health tools, Elli’s timely, actionable insights on populations and individual members facilitate better care management programs. Elli monitors members on a regular basis to proactively identify risks related to medical conditions, social determinants and other factors.
“We are excited to add VitreosHealth’s talent and advanced analytics expertise to the HMS family,” said Bill Lucia, HMS Chairman and CEO. “Our successful partnership with VitreosHealth has evolved into today’s highly strategic acquisition of best-in-class predictive analytics capabilities. We expect VitreosHealth’s prescriptive health insights will further enrich our award-winning Population Health Management suite to better predict, identify and avoid preventable high-cost events.”
VitreosHealth’s artificial intelligence-driven platform leverages data from a broad set of sources, including electronic health records, claims, health risk assessments and socioeconomic data. It then provides insights that allow clinicians and health plan administrators alike to identify and address care gaps within their member or patient populations.
Also, VitreosHealth’s advanced analytic predictions into the care management workflow offers critical insights that help health plans and managed care organizations optimize their Star and other quality ratings, recognize undercoding/overcoding patterns and analyze out-of-network utilization.
VitreosHealth Co-Founder and CEO, Jay Reddy, said, “We are excited to join forces with HMS, a dynamic healthcare technology and services leader that is like-minded in its focus on improving health outcomes and reducing costs across the healthcare continuum.”
HMS believes the integration of VitreosHealth will enhance our predictive modeling and analytics capabilities within its PHM solution suite and further drive customer value by:

•	Enhancing risk stratification capabilities with disease-specific predictive models

•	Enabling faster identification of rising risk members

•	Improving outcomes through prescriptive interventions

HMS acquired VitreosHealth for approximately $36.5 million, which was funded with cash on hand.

About HMS
HMS advances the healthcare system by helping payers reduce costs and improve health outcomes. Through our industry-leading technology, analytics and engagement solutions, we save billions of dollars annually while helping consumers lead healthier lives. HMS provides a broad range of coordination of benefits, payment integrity, population risk analytics, care management and member engagement solutions that help move the healthcare system forward. Visit us at www.hms.com and follow us on Twitter at @HMSHealthcare.

Trademarks
HMS, Elli and the HMS logo are registered trademarks of HMS Holdings Corp. and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement
This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “believes,” “expects,” “future,” “may,” “plans,” “will,” and similar references, although some forward-looking statements may be expressed differently. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements. Factors that could cause or contribute to such differences, include, but are not limited to: our ability to execute our business plans or growth strategy; our ability to innovate, develop or implement new or enhanced solutions or services; the nature of investment and acquisition opportunities we are pursuing, and the successful execution of such investments and acquisitions; our ability to successfully integrate acquired businesses (including VitreosHealth) and realize synergies; and other factors, risks and uncertainties described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission. Any forward-looking statements are made as of the date of this press release. Except as may be required by law, we disclaim any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
Investor Contact:                    Media Contact:
Robert Borchert                        Lacey Hautzinger
SVP, Investor Relations                    Sr. Director, External Communications
robert.borchert@hms.com                 lacey.hautzinger@hms.com
469-284-2140                        469-284-7240